Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of July 1, 2025, among Xerox Issuer Corporation, a New York corporation (the “Escrow Issuer”), Xerox Corporation, a New York corporation (the “Assumption Issuer”), Xerox Holdings Corporation, a New York Corporation (the “Parent Guarantor”), each of the parties that are signatories hereto as the Guarantors (collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Escrow Issuer, the Trustee and the Collateral Agent have heretofore executed and delivered a base indenture (the “Base Indenture”), dated as of April 11, 2025, providing for the issuance of $400,000,000 aggregate principal amount of 13.500% Senior Secured Second Lien Notes due 2031 (the “Initial Notes”);

WHEREAS, the Escrow Issuer, the Trustee and the Collateral Agent have heretofore executed and delivered a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, as further amended, supplemented or otherwise modified, the “Indenture”), dated as of May 9, 2025, providing for the issuance of $100,000,000 aggregate principal amount of additional 13.500% Senior Secured Second Lien Notes due 2031 (the “Additional Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, the Assumption will occur substantially concurrent with the execution of this Second Supplemental Indenture;

WHEREAS, in connection with the Assumption (a) the Assumption Issuer shall assume all of the rights and obligations of the Escrow Issuer in respect of the Notes and the Indenture and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes, and (b) each of the entities named in the signature pages below will become a Guarantor under the Indenture, in each case, by the execution and delivery of this Second Supplemental Indenture; and

WHEREAS, pursuant to Section 901 of the Base Indenture, the Escrow Issuer, the Assumption Issuer, the Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this Second Supplemental Indenture without the consent of the Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Second Supplemental Indenture shall refer to the term “Holders” as defined in the Base Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to be Bound. (a) The Assumption Issuer acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Second Supplemental Indenture, and acknowledges and agrees to (i) unconditionally assume all of the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to the Company; and (iii) perform all obligations and duties required of the Company pursuant to the Indenture. From and after the date hereof, all references in the Indenture to the “Company” shall refer to the Assumption Issuer instead of the Escrow Issuer.

(b) Each Guarantor hereby agrees, jointly and severally, with all existing guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Guarantors” shall include each of the undersigned Guarantors.

3. Notices. All notices or other communications to the Assumption Issuer or any Guarantor shall be given as provided in Section 1309 of the Base Indenture.

4. Execution and Delivery. The Assumption Issuer agrees that the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of the Assumption Issuer on the Notes, and each Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

5. Release of Obligations. Upon execution of this Second Supplemental Indenture by the Assumption Issuer, the Guarantors, the Trustee and the Collateral Agent, the Escrow Issuer shall be unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes.

6. Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. No Recourse Against Others. No director, partner, member officer, employee, incorporator or stockholder of the Assumption Issuer or of any Guarantor, as such, will have any liability for any obligations of the Assumption Issuer or any Guarantor under the Notes, the Indenture or this Second Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

8. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Second Supplemental Indenture electronically in portable document format (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or in any other format will be effective as delivery of a manually executed counterpart. Notwithstanding anything in the Indenture and this Second Supplemental Indenture to the contrary, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Assumption Issuer agrees to assume all risks arising out of the use of using electronic signatures and electronic methods to submit communications to the Trustee and the Collateral Agent, including without limitation the risk of Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

10. Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

XEROX ISSUER CORPORATION,
as Escrow Issuer

By:	/s/ Mirlanda Gecaj
Name: Mirlanda Gecaj
Title: Chief Financial Officer

XEROX CORPORATION,
as Assumption Issuer

By:	/s/ Mirlanda Gecaj
Name: Mirlanda Gecaj
Title: Vice President and Chief Financial Officer

XEROX HOLDINGS CORPORATION,
as Parent Guarantor

By:	/s/ Mirlanda Gecaj
Name: Mirlanda Gecaj
Title: Vice President and Chief Financial Officer

XEROX FINANCIAL SERVICES LLC,
as Guarantor

THE SOLE MEMBER OF XEROX FINANCIAL SERVICES LLC:

XEROX CORPORATION

By:	/s/ Mirlanda Gecaj
Name: Mirlanda Gecaj
Title: Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

XEROX BUSINESS SOLUTIONS, LLC,
as Guarantor

THE SOLE MEMBER OF XEROX BUSINESS SOLUTIONS, LLC:

XEROX CORPORATION

By:	/s/ Mirlanda Gecaj
Name: Mirlanda Gecaj
Title: Vice President and Chief Financial Officer

XEROX IT SOLUTIONS, INC.,
as Guarantor

By:	/s/ John Bruno
Name: John Bruno
Title: President

XEROX IT SOLUTIONS LLC,
as Guarantor

THE SOLEMEMBER OF XEROX IT SOLUTIONS LLC:

XEROX IT SOLUTIONS, INC.

By:	/s/ John Bruno
Name: John Bruno
Title: President

[Signature Page to Second Supplemental Indenture]

POWERLAND COMPUTERS LTD.,
as Guarantor

By:	/s/ Karl Boissonneault
Name: Karl Boissonneault
Title: President and Director

XEROX CANADA LTD.,
as Guarantor

By:	/s/ Karl Boissonneault
Name: Karl Boissonneault
Title: President and Director

XEROX BUSINESS SOLUTIONS CANADA ULC,
as Guarantor

By:	/s/ Karl Boissonneault
Name: Karl Boissonneault
Title: President and Director

XEROX LIMITED,
as Guarantor

By:	/s/ Jacques-Edouard Gueden
Name: Jacques-Edouard Gueden
Title: Director

XEROX (UK) LIMITED,
as Guarantor

By:	/s/ Richard Pitceathly
Name: Richard Pitceathly
Title: Director

GO INSPIRE GROUP LIMITED,
as Guarantor

By:	/s/ Caroline Shephard
Name: Caroline Shephard
Title: Director

[Signature Page to Second Supplemental Indenture]

ALTODIGITAL NETWORKS LIMITED,
as Guarantor

By:	/s/ Paolo Rossetti
Name: Paolo Rossetti
Title: Director

ITEC CONNECT LTD,
as Guarantor

By:	/s/ Paolo Rossetti
Name: Paolo Rossetti
Title: Director

XEROX FINANCE LIMITED,
as Guarantor

By:	/s/ Jacques-Edouard Gueden
Name: Jacques-Edouard Gueden
Title: Director

XEROX FINANCIAL SERVICES BELUX BV,
as Guarantor

By:	/s/ Frank Blomme
Name: Frank Blomme
Title: Director

XEROX LEASING DEUTSCHLAND GMBH,
as Guarantor

By:	/s/ Martina Vratz
Name: Martina Vratz
Title: Managing Director

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Second Supplemental Indenture]